 Exhibit 99.1

INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2009

LETTER FROM THE CEOs                                                                                                                     As of November 13, 2009

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the third quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of September 30, 2009, Fund Nine was in its liquidation period. During the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity and equipment coming off lease is sold.  Throughout the quarter, we made distributions in the aggregate amount of $908,635.

As you may already be aware, among the assets owned by Fund Nine are interests in two aircraft that are subject to leases with Cathay Pacific Airways Limited, which are scheduled to come off lease during the second half of 2011. While the airline industry’s move toward more fuel efficient aircraft has impacted the value of the assets, we are hopeful that the recent drop in fuel prices combined with delays in the production and delivery of new wide-body aircraft are positive developments, which may ultimately improve our ability to sell the aircraft for a favorable sale price.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

- Portfolio Overview Third Quarter 2009 -

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2009.  References to “we,” “us” and “our” are references to the Fund, references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  During the third quarter of 2009, we continued to operate in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2009, our portfolio consisted primarily of the following investments.

•
We, along with ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and ICON Income Fund Ten, LLC (“Fund Ten”), affiliates of our Manager, have ownership interests of 14.40%, 13.26% and 72.34%, respectively, in a joint venture that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc. Our interest was acquired for approximately $2,000,000.  The lease is scheduled to expire on October 31, 2010.

•
Microprocessor manufacturing device and semiconductor memory testing equipment leased to Spansion, LLC (“Spansion”).  The equipment is subject to three leases.  Two of those leases expired on March 31, 2008 and each was renewed for a fifteen month period commencing on April 1, 2008.  The third lease expired on June 30, 2009 and was extended on a month-to-month basis effective July 1, 2009.  On March 1, 2009, Spansion filed for financial restructuring in the United States Bankruptcy Court.  On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008.  The equipment subject to the two rejected leases has been returned and is currently being re-marketed.  In addition, Spansion affirmed the lease that was extended on July 1, 2009.  On July 29, 2009, we sold the microprocessor manufacturing device which was subject to the affirmed lease to Spansion for approximately $585,000.  We received a cash-on-cash return of approximately 145% in rental and sale proceeds related to this investment.

•
Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc. (“Wildwood”).  We originally purchased the equipment for approximately $3,472,000.  On August 31, 2008 and September 30, 2008, two leases with Wildwood expired and each was renewed for a twelve month period commencing on September 1, 2008 and October 1, 2008, respectively.  On March 5, 2009, an involuntary petition under Chapter 11 of the United States Bankruptcy Code was filed against Wildwood by three of Wildwood’s creditors in United States Bankruptcy Court. On September 18, 2009, the involuntary petition under Chapter 11 of the United States Bankruptcy Code was converted to a Chapter 7 case by the United States Bankruptcy Court Trustee.  We do not expect to receive any further recovery from Wildwood.  We received a cash-on-cash return of approximately 147% in rental proceeds related to this investment.

•
Fifty Great Dane refrigerated trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for approximately $1,962,000 and the lease will expire in April 2010.

•
Medical equipment that is subject to two separate leases, one with Short Hills Surgery Center (“Short Hills”) and the other with Hudson Crossing Surgery Center (“Hudson Crossing”).  The equipment was purchased for an aggregate purchase price of $2,046,000.  The leases were initially set to expire on December 31, 2007 and were each renewed for additional six month periods.  On July 1, 2008, Short Hills renewed its lease for an additional eighteen month period.  On January 1, 2009, the medical equipment on lease to Hudson Crossing was sold for approximately $152,000.  We received a cash-on-cash return of approximately 143% in rental and sale proceeds related to this investment.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interests in the entity that owns B-HXO and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Eight B L.P. (“Fund Eight B”), an entity also managed by our Manager.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and a non-recourse loan in the amount of approximately $99,930,000.  The original lease for the first aircraft (B-HXO) was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•
One Aframax 98,640 DWT (deadweight tonnage) product tanker – the M/T Samar Spirit (the “Samar Spirit”).  The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse loan in the amount of approximately $23,382,000.  Simultaneously with the purchase of the Samar Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a period of forty-eight months and the bareboat charter is scheduled to expire in July 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through our wholly-owned subsidiaries, purchased the M/V Trianon, the M/V Trinidad and the M/V Tancred for approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing generated $22,043,000 in cash proceeds.  In addition, after loan repayment, the charter extensions will result in excess quarterly cash totaling approximately $11,100,000.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $4,454,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through December 2016. For the three months ended September 30, 2009, we did not receive any residual proceeds from the sale of the equipment.  For the nine months ended September 30, 2009, we received approximately $18,000 in residual proceeds from the sale of the equipment.  We expect to receive approximately $370,000 in additional residual proceeds through the expiration of this portfolio.

Revolving Line of Credit

We and Fund Eight B, Fund Ten, Fund Eleven, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., entities sponsored by our Manager (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at September 30, 2009 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $7,625,000 at September 30, 2009, none of which was attributable to the Fund.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $9,085 and $20,199 for the three and nine months ended September 30, 2009, respectively.  Our Manager’s interest in our net income for the three and nine months ended September 30, 2009 was $22,354 and $51,022, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
Entity	Capacity	Description	2009	2008	2009	2008
ICON Capital Corp.	Manager	Management fees (1)	$-	$-	$-	$526,469
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	-	-	-	149,844
			$-	$-	$-	$676,313

(1) Amount charged directly to operations.

Effective April 1, 2008 and May 1, 2008, our Manager waived its rights to all future administrative expense reimbursements and management fees, respectively.  For the three and nine months ended September 30, 2009, our Manager waived $83,168 and $265,775 of administrative expense reimbursements, respectively, and $262,161 and $822,643 of management fees, respectively.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	September 30,
	2009	December 31,
	(unaudited)	2008
Current assets:
Cash and cash equivalents	$1,176,504	$779,544
Current portion of net investment in finance leases	5,469,083	4,931,094
Other current assets	195,951	310,792
Assets held for sale	303,994	-

Total current assets	7,145,532	6,021,430

Non-current assets:
Net investment in finance leases, less current portion	19,134,566	23,254,147
Leased equipment at cost (less accumulated depreciation of $15,184,781 and $12,060,032, respectively)	75,477,489	80,239,768
Investments in joint ventures	2,037,050	2,386,093
Investment in unguaranteed residual values	781,188	830,764
Other non-current assets, net	1,397,196	1,498,942

Total non-current assets	98,827,489	108,209,714

Total Assets	$105,973,021	$114,231,144

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$15,219,485	$15,011,601
Interest rate swap contracts	2,477,787	3,513,483
Deferred revenue	541,673	988,634
Accrued expenses and other current liabilities	333,818	497,076

Total current liabilities	18,572,763	20,010,794

Non-current liabilities:
Non-recourse long-term debt, less current portion	51,501,056	62,437,098

Total Liabilities	70,073,819	82,447,892

Commitments and contingencies (Note 12)

Members' Equity:
Additional Members	38,772,514	35,721,203
Manager	(477,963)	(508,786)
Accumulated other comprehensive loss	(2,395,349)	(3,429,165)

Total Members' Equity	35,899,202	31,783,252

Total Liabilities and Members' Equity	$105,973,021	$114,231,144

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Rental income	$3,284,630	$3,816,454	$10,183,333	$12,224,104
Finance income	1,138,811	1,410,454	3,586,908	4,333,654
Income (loss) from investments in joint ventures	29,561	(8,269)	70,843	(1,973,774)
Net gain on sales of equipment and unguaranteed residual values	522,113	46,439	539,437	498,293
Interest and other (loss) income	(8,075)	(86,180)	25,259	53,057

Total revenue	4,967,040	5,178,898	14,405,780	15,135,334

Expenses:
Management fees - Manager	-	-	-	526,469
Administrative expense reimbursements - Manager	-	-	-	149,844
General and administrative	136,338	244,049	1,306,719	1,366,544
Interest	1,250,488	1,528,193	3,924,033	4,767,277
Depreciation and amortization	1,344,756	1,418,008	4,072,795	4,338,548
Impairment loss	-	-	-	3,866,551

Total expenses	2,731,582	3,190,250	9,303,547	15,015,233

Net income	$2,235,458	$1,988,648	$5,102,233	$120,101

Net income allocable to:
Additional Members	$2,213,104	$1,968,762	$5,051,211	$118,900
Manager	22,354	19,886	51,022	1,201

	$2,235,458	$1,988,648	$5,102,233	$120,101

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955	97,955	97,955

Net income per weighted average additional
share of limited liability company interests	$22.59	$20.10	$51.57	$1.21

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2008	97,955	$35,721,203	$(508,786)	$(3,429,165)	$31,783,252

Net income	-	1,832,610	18,511	-	1,851,121
Change in valuation of interest rate
swap contracts	-	-	-	332,260	332,260
Comprehensive income					2,183,381
Cash distributions to members	-	(450,585)	(4,551)	-	(455,136)

Balance, March 31, 2009 (unaudited)	97,955	37,103,228	(494,826)	(3,096,905)	33,511,497

Net income	-	1,005,497	10,157	-	1,015,654
Change in valuation of interest rate
swap contracts	-	-	-	587,467	587,467
Comprehensive income					1,603,121
Cash distributions to members	-	(649,765)	(6,563)	-	(656,328)

Balance, June 30, 2009 (unaudited)	97,955	37,458,960	(491,232)	(2,509,438)	34,458,290

Net income	-	2,213,104	22,354	-	2,235,458
Change in valuation of interest rate
swap contracts	-	-	-	114,089	114,089
Comprehensive income					2,349,547
Cash distributions to members	-	(899,550)	(9,085)	-	(908,635)

Balance, September 30, 2009 (unaudited)	97,955	38,772,514	(477,963)	(2,395,349)	35,899,202

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income	$5,102,233	$120,101
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(9,019,000)	(8,907,429)
Finance income	(3,586,908)	(4,333,654)
(Income) loss from investments in joint ventures	(70,843)	1,973,774
Net gain on sale of equipment and unguaranteed residual values	(539,437)	(498,293)
Depreciation and amortization	4,072,795	4,338,548
Interest expense from amortization of debt financing costs	153,321	160,860
Interest expense on non-recourse financing paid directly
to lenders by lessees	3,702,932	4,600,811
Impairment loss	-	3,866,551
Changes in operating assets and liabilities:
Collection of finance leases	1,748,284	673,592
Other assets, net	40,888	(313,701)
Deferred revenue	(446,961)	(708,289)
Accrued expenses and other current liabilities	85,591	(82,216)
Distributions from joint ventures	125,248	127,513

Net cash provided by operating activities	1,368,143	1,018,168

Cash flows from investing activities:
Proceeds from sales of equipment	754,278	830,795
Distributions from joint ventures in excess of profits	294,638	340,938

Net cash provided by investing activities	1,048,916	1,171,733

Cash flows from financing activities:
Cash distributions to members	(2,020,099)	(6,240,064)

Net cash used in financing activities	(2,020,099)	(6,240,064)

Net increase (decrease) in cash and cash equivalents	396,960	(4,050,163)

Cash and cash equivalents, beginning of the period	779,544	5,571,481

Cash and cash equivalents, end of the period	$1,176,504	$1,521,318

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

Nine Months Ended
September 30,
2009	2008
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$14,439,216	$18,878,298

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.